Exhibit (d)(17)

AMENDMENT TO THE OPERATING EXPENSE REIMBURSEMENT

AGREEMENT FOR CERTAIN SERIES OF THE TIAA-CREF FUNDS

This AMENDMENT, dated September 30, 2025, to the Operating Expense Reimbursement Agreement for Certain Series of the TIAA-CREF Funds (the “Agreement”), dated as of October 1, 2018, by and between the TIAA-CREF Funds (the “Trust”), on behalf of each of the series of the Trust listed in Exhibit A to the Agreement (collectively, the “Underlying Funds”), the Trust, on behalf of each of the series of the Trust listed in Exhibit B to the Agreement (collectively, the “Investing Funds”), and Teachers Advisors, LLC (“Advisors”), in its capacity as administrator to the Underlying Funds and Investing Funds.

WHEREAS, the Trust has established two additional series, the Nuveen Lifecycle 2070 Fund and the Nuveen Lifecycle Index 2070 Fund (collectively, the “Funds”), and the Trust and Advisors would like to add each Fund as an Investing Fund;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

The existing Exhibit B of the Agreement shall be replaced in its entirety with the attached updated Exhibit B.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Underlying Funds

/s/Marc Cardella

By: Marc Cardella

Title: Vice President and Controller

TIAA-CREF FUNDS, on behalf of each of the Investing Funds

/s/Marc Cardella

By: Marc Cardella

Title: Vice President and Controller

TEACHERS ADVISORS, LLC

/s/Jeremy D. Franklin

By: Jeremy D. Franklin

Title: Managing Director, Associate General Counsel and Assistant Secretary

A-3

EXHIBIT B: Investing Funds

Lifecycle Retirement Income Fund

Lifecycle 2010 Fund

Lifecycle 2015 Fund

Lifecycle 2020 Fund

Lifecycle 2025 Fund

Lifecycle 2030 Fund

Lifecycle 2035 Fund

Lifecycle 2040 Fund

Lifecycle 2045 Fund

Lifecycle 2050 Fund

Lifecycle 2055 Fund

Lifecycle 2060 Fund

Lifecycle 2065 Fund

Lifecycle 2070 Fund

Lifecycle Index Retirement Income Fund

Lifecycle Index 2010 Fund

Lifecycle Index 2015 Fund

Lifecycle Index 2020 Fund

Lifecycle Index 2025 Fund

Lifecycle Index 2030 Fund

Lifecycle Index 2035 Fund

Lifecycle Index 2040 Fund

Lifecycle Index 2045 Fund

Lifecycle Index 2050 Fund

Lifecycle Index 2055 Fund

Lifecycle Index 2060 Fund

Lifecycle Index 2065 Fund

Lifecycle Index 2070 Fund